SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2006

AMERIMINE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

          0-32375

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

Room 501, Tower E1, Oriental Plaza, No. 1, East Chang An Avenue, Beijing, China    None

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (8610) 85189080.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1..01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On April 2, 2006, the Registrant acquired American Unity Investments, Inc., a Nevada corporation (AUI”), pursuant to an Agreement and Plan of Reorganization dated March 31, 2006. The Agreement and the board resolutions effecting the same were in escrow until April 2, 2006 and were of no force and effect until April 2, 2006. In connection with the acquisition, the two shareholders of AUI (who are husband and wife) received 50,000,000 (post split) shares of Registrant common stock. In connection with the acquisition, the Registrant will effect a 1-for-1000 reverse stock split of the common stock on April 17, 2006, resulting in approximately 71,239 pre-merger shares outstanding. The Registrant shall also issue 22,463,768 shares on April 17, 2006 upon conversion of the remaining $43,700 of outstanding convertible debentures. As a result, as of April 20, 2006 there will be 72,535,007 shares of common stock outstanding (50,000,000 +71,239+22,463,768 shares).  The new symbol for the common stock will be AMMN.OB as of April 17, 2006.

Item 3.02 Unregistered Sales of Equity Securities

The Registrant issued 50,000,000 shares of its common stock as of April 2, 2006 to 1,569 Chinese persons, who were the shareholders of AUI. The exemption relied upon was Regulation S, since the shareholders of AUI are all non-U.S. Persons and the offer was made outside the United States. AUI investors are citizens of the People’s Republic of China.

In addition, the Registrant shall also issue 22,463,768 shares on or after April 20, 2006 upon conversion of the remaining $43,700 of the Registrant’s outstanding 1.5% convertible debentures which were originally issued on March 3, 2005 and assumed by the Registrant on March 17, 2005, Inc. on completion of a merger. The exemptions relied upon for the original issuance of the debentures was Section 4(2) of the Securities Act as a non public offering, and also Section 3(a)(9) of the Securities Act which section exempts exchanges of securities with between an issuer and its securityholders.  The convertible debenture was issued by Chiriquitos Mining under Rule 504. A Notice of Sale on Form D was filed by Chiriquitos Mining, Inc.  The 22,463,768 shares will be issued to the 7 holders of the convertible debenture in reliance upon Section 3(a)(9) of the Securities Act which section exempts exchanges of securities with between an issuer and its security holders. In both the assumption of the convertible debentures and their conversion, no person solicited the exchange of securities for compensation, and the exchanging security holders did not receive any property other than securities of the Registrant.

Item 5.01 Changes in Control of Registrant

A change of control took place on April 2, 2006 as a result of the acquisition of AUI described above. Control was assumed from Daniel Enright. The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them are as follows. The address of each is Room 501, Tower E1, Oriental Plaza, No. 1, East Chang An Avenue, Beijing,

China.

Number

Percentage

of Shares

of Shares

Name

Office

Owned(1)

Owned

Charles Peng

         President/CEO/Director

7,200,000

10.0%

Lin Bi

CFO and Director

1,000,000

  1.4%

All officers

  and directors

  as a group  (2 persons)

8,200,000

11.4%

(1)   Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

Business of American Unity.

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. Amerimine expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

General

Amerimine Resources, Inc. (formerly Capital Hill Gold, Inc and Autec Associates, Inc.) was formed on June 30, 1988 as a corporation under the laws of the State of Florida (the “Company”). The Company’s shares trade on the Over-the-Counter Bulletin Board under the symbol AMRR. From inception in 1988 to early 2004, the Company was engaged in the design, manufacturing, marketing, distribution and repair of stone-set jewelry using diamonds and other precious gemstones, such as rubies, sapphires and emeralds. The Company also manufactured and designed numerous modern styles of stone-set jewelry, including necklaces, earrings, rings, bracelets, and other ornaments. The Company managed a retail outlet for the sale of its jewelry products to the public in Stuart, Florida. The Company intended to broaden its customer base by selling its jewelry products within the United State and Canada. Customers for the jewelry products are primarily consumers. The Company’s market concentration was in southeastern United States, which was primarily due to long-term existing relationships with certain clients.

On January 12, 2004, the Company entered into the mineral exploration business and executed an option agreement (the “Option”) with Capital Hill Resources Ltd. Under this agreement the Company might acquire 42 mineral unpatented claims (claim name Victor 1- 42 inclusive) and the NE & NW half of Section 9, and the surface rights with an option to purchase surface rights (453 acres) on Section 4 located in Cochise County Arizona.  In March 2005 the Company acquired Chiriquitos Mining, Inc., which held an option on certain mineral (gold) properties in Mexico.

Additional mineral properties (gold, silver and uranium) were optioned in 2005 in Colorado. Due to lack of funding to develop the properties, the options lapsed without completion of payment for the option prices, and the Company abandoned its mineral business. In September 2005 the Company entered into discussions with a group for a joint venture on a Nigerian petroleum project. This venture was not successful and Amerimine became a “shell” company and began to seek for another business.

On April 2, 2006, the Amerimine acquired American Unity Investments, Inc., a Nevada corporation (AUI”), pursuant to an Agreement and Plan of Reorganization dated March 31, 2006.  In connection with the acquisition, shareholders of AUI received 50,000,000 (post split) shares of Company common stock. In connection with the acquisition, the Company intends to effect a 1-for-1000 reverse stock split of the common stock effective on  or about April 20, 2006, resulting in approximately 71,239 pre-merger shares outstanding. The Company shall also issue 22,463,768 shares on or about April 20, 2006 upon conversion of the remaining $43,700 of outstanding convertible debentures. As a result, upon consummation of the transactions related to the acquisition there will be 72,535,007 shares of common stock outstanding (50,000,000 +71,239+22,463,768 shares).

 CURRENT OPERATIONS

American Unity was organized on December 2, 2004 to engage in the forestry business in the People’s Republic of China.  On January 8, 2006, American Unity entered into an Equity Transfer Agreement to acquire 100% of Beijing DongZhaoXu Forestry Development Co., Ltd. (“Beijing DongZhaoXu”) for $246,700 (Rmb 2,000,000) being the total registered and fully paid up capital of Beijing DongZhaoXu.  Beijing DongZhaoXu is owned as to 80% by a stockholder of AUi and is engaged in the leasing of forestry land in China. The transaction will be treated as an acquisition of business under common control. The completion of the acquisition of Beijing DongZhaoXu is subject to governmental approval of the People’s Republic of China. As of April 14, 2006, the acquisition has not been completed.

Amerimine, through its subsidiary AUI, intends to enter the forestry business in China, with emphasis on plantation forestry. The Company will acquire parcels of land, either in its own name or in joint venture with investors, and plant trees on the parcel for future harvest. Because land ownership in fee simple is not permitted under Chinese law, acquisition will be in the form of a long term land lease. Amerimine has not identified specific parcels it will acquire at this time. We expect to identify parcels to acquire in the next three to four months.

On January 8, 2006, AUI entered into an Equity Transfer Agreement to acquire 100% of Beijing DongZhaoXu Forestry Development Co., Ltd. (“Beijing DongZhaoXu”) for $246,700 (Rmb 2,000,000) being the total registered and fully paid up capital of Beijing DongZhaoXu.  Beijing DongZhaoXu is owned as to 80% by a stockholder of the Company and is engaged in the leasing of forestry land in China. The transaction will be treated as an acquisition of business under common control.  The completion of the acquisition of Beijing DongZhaoXu is subject to governmental approval of the People’s Republic of China. As of April 14, 2006, the acquisition has not been completed and there is no assurance that it will be completed.

Chinese Forestry Industry.

“Forest cover has grown from 8.6% of the land base in 1949 to over 17.5% in 2000. Mature stands are decreasing, however, while the share of plantation and commercial forests continues to rise in response to government policies. Most of the forests are in remote regions, however, and lack of transportation limits exploitation. China has three major forest areas: the northeast (Heilongjiang,

Jilin, and Inner Mongolia); the southwest (Sichuan and Yunnan); and the southeast (Guangdong, Guangxi, Fujian, Jiangxi, and Hainan). Fujian, Zhejiang, Anhui, and Guangdong together account for about 30% of the total value of the forestry sector. Coniferous stands, which yield the most valuable commercial timber, are found mainly in the northeast and adjoining parts of Inner Mongolia. Deciduous trees are felled in Sichuan and Yunnan. Between 1990 and 1995, however, the northeast's share of production fell to from 38% to 30%, as production shifted from state-owned forests in the north to plantation forests in the south. While China is a major producer of softwood logs and lumber, virtually all of its production is domestically consumed. Paper production, which has benefited from the substitution of rice-straw and other nonwood materials for wood pulp, nearly tripled during the 1980s. Special forestry products originating in southwestern China include tung oil, cassia oil, and aniseed oil. Wood imports can vary widely from year to year. China is the largest timber importer in the world— imports of timber and related products reached $9.87 billion in 2001, with $3.47 billion in timber products and $6.38 billion in pulp and paper. Production amounts for 2000 (in 1,000 cu m) were roundwood, 287,472; sawnwood, 7,702, wood-based panels, 18,647; wood pulp, 3,700; and paper and paperboard, 35,529.”

“Deforestation has been a persistent and serious problem in China, leading to massive erosion and desertification. The government has, from the start of its first five-year plan in 1953, given high priority to campaigns for afforestation. By 1980, 26 million ha (64 million acres) of new forests had been planted, and during the 1980s, afforestation proceeded at the rate of 4.55 million ha (11.24 million acres) per year. However, cutting of trees for fuel continued in rural areas, and many of the trees planted as part of afforestation efforts were lost because of neglect after planting. In its ninth five-year plan commencing in January 1996, the Ministry of Forestry had the following goals: operating 10 major forest conservation projects by 2000; increasing the variety of wood species in state-owned forest plantations; developing the paper making industry; exploring and developing growing trees in marginal land (such as hilly, mountainous, or sandy terrain); and classifying forests as either industrial (for environmental protection) or economic (for commercial production). During 1990–2000, the forested area grew by an annual average of 1.2%.” (Source: People’s Daily Online, 2003, http://english.people.com.cn/200409/21/eng20040921_157738.html)

According to a March 2006 report of Forestry Trends, from 1997 to 2005 the value of forest product imports has risen from $6.4 billion to $16.4 billion, and the volume of imports has tripled. The reason for the import growth is not only the increase in China’s manufacturing for export, but also growing domestic demand. About 70% (in volume) of wood imports are then re-exported. From 1997 to 2005 the value of forestry exports grew from $3.6 billion to $17.2 billion.  China has moved from utilization of rice and other agricultural waste for paper production into wood pulp based production. China is now the second largest producer of paper products (including packaging materials) in the world after the United States.

The Company believes that these trends will continue and Chinese demand for forestry products will continue.

Employees

The Company has 4 employees other than its officers.

Property

The Company has the use of a sufficient amount of office space in Room 501, Tower E1, Oriental Plaza, No. 1, East Chang An Avenue, Beijing, China for rent at $ 2,000 per month. Such space is deemed to be sufficient for the foreseeable future.

Management

Mr. Charlie Peng – President/CEO/Director

Prior to founding American Unity Investments, Charlie Peng orchestrated Beijing Dong Zhao Xu Forestry Development Inc. as President in company restructuring and implementing of new sales strategy that led to 600% increase. Previous to that, Charlie served as the Director of China Operation of Oklahoma City University (OCU), which hosted the China educational program in China. Before OCU, Charlie held a prominent position as Vice President of Johnson & Johnson Finance and Management Company in which he was responsible for M&A restructuring and financial advisory. Charlie also served as Director of International Department of Barton Industry Inc. (IDBI), where he established and expanded international sales channels in India, Japan, Hong Kong, and China. Prior to IDBI, Charlie served as Assistant to Chairman of the Board of Mutual Oil of America, which he was responsible for structuring the multi-million dollar contract with South Sea Oil.

Charlie serves on the Boards of Chinese American Business Council (Chairman), USA-China Education Fund Committee (Vice Chairman), Municipal Government of Lang Fang City (Economics Advisor), and Municipal Government of Peng Lai City (Senior Economics Advisor).

Charlie holds Bachelor’s Degrees in Business Administration from Portland State University and English from Beijing Foreign Languages University.

Mr. Lin Bi – Vice President/CFO/Director

Mr. Lin Bi is a seasoned veteran of venture capital with more than thirty years experience in marketing, investment and financial strategies. Prior to joining American Unity Investments as Vice President, Mr. Bi spent ten years with East Coast International Ltd. (ECI), which he founded and grew to a multi-million dollar business unit. Before ECI, Mr. Bi also served in the recognized trading house, OG Inc., as Vice President of Marketing where he administered the marketing department for over five years. He also worked at UEC Import and Export Corporation as Purchasing Manager.

Mr. Bi earned a Bachelor of Science degree in Business Administration from the University of New Hampshire.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements.

The audited financial statements of AUI for the period inception (December 2, 2004) to December 31, 2004 and the year ended December 31, 2005 are appended to the end of this report. No pro forma statements are included because the Registrant prior to the acquisition of AUI was a “shell” company with no operations or assets.

(b) Exhibits

2.2 Agreement and Plan of Reorganization between American Unity Investments, Inc. and the Registrant.

 10.8.  Release and Settlement Agreement between the holders of the Debentures and the Registrant dated March 31, 2006.

10.9.  Release andSettlement Agreement between the holders of the Debentures and Daniel Enright dated March 31, 2006.

21. American Unity Investments, Inc. is a wholly owned Nevada subsidiary of the Registrant. No trade names are employed. Chiriquitos Mining, Inc. is a wholly owned Wyoming subsidiary. No trade names are employed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 14, 2006

AMERIMINE RESOURCES,  INC.

By: /s/ Lin Bi

     Lin Bi

Chief Financial Officer